Exhibit 99.1
Lennox International Reports First Quarter Results
•	Adjusted loss per share from continuing operations of $0.23 and GAAP loss per share from continuing operations of $0.33 in seasonally lowest quarter
•	Generated $16 million in cash from operations and $6 million in free cash flow
•	In weak global market environment, re-setting 2009 revenue guidance from down 8-12% to down 15-19%
•	Re-setting 2009 adjusted EPS from continuing operations guidance from $2.10-$2.50 to $1.65-$2.05; GAAP guidance now $1.38-$1.78
•	Additional cost reduction and operational efficiency measures in progress
DALLAS, April 22 — Lennox International Inc. (NYSE: LII) today reported financial results for the first quarter of 2009.
Revenue for the first quarter was $585 million, 23% below the prior-year quarter. Excluding the negative impact of foreign exchange, revenue would have been down 18%. Diluted loss per share from continuing operations on an adjusted basis, a non-GAAP measure, was $0.23, compared to $0.11 earnings per share in the year-ago quarter. Diluted loss per share from continuing operations on a GAAP basis was $0.33, compared to $0.11 earnings per share in the year-ago quarter.
“End markets were weak in the first quarter, compounding the effects of our seasonally lightest quarter,” said Todd Bluedorn, Chief Executive Officer. “However, cash generation and free cash flow remained strong with a $49 million improvement from a year ago as the company continued to focus on working capital improvements. Our balance sheet and liquidity remain solid, and we continue to invest for the future. Looking ahead, we are entering stronger seasonal periods, although we expect end markets conditions to remain difficult in 2009 and are re-setting our revenue and earnings guidance accordingly. The company is executing on additional operational efficiency and cost reduction initiatives, including a $55 million cut in SG&A and a further 12% salaried headcount reduction in 2009, as we continue to position Lennox to emerge from this economic downturn with strong earnings leverage as end markets recover.”
(Note: See attached schedules for financial details, reconciliations of non-GAAP financial measures, and a description of adjusting items.)

FINANCIAL HIGHLIGHTS
Revenue: Revenue for the first quarter was $585 million, 23% below the prior year. Excluding the negative impact of foreign exchange, revenue would have been down 18%. Lower volume across all business segments impacted revenue growth, with offsets from improved price and mix from the year-ago quarter.
Gross Profit: Gross profit for the first quarter was $139 million, down 28% from $194 million in the year-ago quarter. Gross margin was 23.7% compared to 25.3% in the year-ago quarter, primarily due to lower volume.
Loss from Continuing Operations: Adjusted loss from continuing operations in the first quarter was $12.4 million, or $0.23 diluted loss per share, compared to adjusted income of $6.7 million, or $0.11 diluted earnings per share in the first quarter of 2008. On a GAAP basis, loss from continuing operations for the first quarter of 2009 was $18.2 million, or $0.33 diluted loss per share, compared to income of $6.7 million, or $0.11 diluted earnings per share in the prior-year quarter.
Adjusted loss from continuing operations for the first quarter of 2009 excludes the following items (after-tax):
•	$7.5 million charge from restructuring activities.
•	$1.7 million gain from the net change in unrealized gains on open futures contracts.
Free Cash Flow and Total Debt: Net cash provided by operations in the first quarter was $16 million compared to a usage of $33 million in the prior-year quarter. The company invested $10 million in capital assets resulting in free cash flow of $6 million for the quarter, compared to a usage of $42 million in cash in the year-ago quarter. Total debt at the end of March 2009 was $405 million. Total cash, cash equivalents and short-term investments were $134 million, and the current ratio was 1.6.

BUSINESS SEGMENT HIGHLIGHTS
Residential Heating & Cooling
First quarter 2009 revenue from the Residential Heating & Cooling business segment was $246 million, a decrease of 25% from $329 million in the year-ago quarter. Excluding the negative effect of foreign exchange, revenue was down 23%. Segment loss was $5 million and segment loss margin was 1.9%, compared to segment profit of $13 million and segment profit margin of 4.0% a year ago. Results were impacted primarily by lower volume, with offsets from cost reductions and favorable product pricing and mix.
Commercial Heating & Cooling
Revenue in the Commercial Heating & Cooling business segment was $132 million, down 20% from $165 million in the year-ago quarter. Excluding the negative effect of foreign exchange, revenue was down 16%. Total segment profit was $2 million and segment profit margin was 1.5%, compared to segment profit of $6 million and segment profit margin of 3.8% in the year-ago quarter. Results were impacted by lower volume, with offsets from cost reductions and improved product pricing and mix.
Service Experts
Revenue in the Service Experts business segment was $109 million in the first quarter, down 21% from $137 million in the year-ago quarter. Excluding the negative impact of foreign exchange, revenue was down 17%. Segment loss was $8 million and segment loss margin was 7.2%, compared to segment loss of $7 million and segment loss margin of 5.0% in the year-ago quarter. Results were impacted by lower residential volume, with offsets from ongoing cost reductions and operational efficiency initiatives.
Refrigeration
Revenue in the Refrigeration business segment was $114 million in the first quarter, down 27% from $155 million in the prior-year quarter. Excluding the negative impact of foreign exchange, revenue was down 14%. Segment profit was $6 million and segment profit margin was 5.7%, compared to segment profit of $15 million and segment profit margin of 9.6% in the first quarter a year ago. Results were impacted by lower volume, especially in international markets, with offsets from gains in supermarket replacement business, cost reductions, and overall product pricing versus a year ago.

FULL-YEAR OUTLOOK
Faced with weaker end markets and economic conditions globally, the company is re-setting its financial guidance for 2009.
•	Reducing 2009 revenue guidance to a range of down 15-19%, including a negative 4 point impact from foreign exchange, versus the previous range of down 8-12%, including a negative 5 point impact from foreign exchange.
•	Reducing 2009 adjusted EPS guidance from continuing operations to a range of $1.65-$2.05 versus the previous range of $2.10-$2.50.
•	GAAP earnings per share guidance from continuing operations for 2009 is now $1.38-$1.78 versus the previous target of $1.91-$2.31, reflecting the full-year impact of $5.4 million after tax of additional restructuring charges from projects announced in the first quarter.
•	Corporate expense guidance remains approximately $60 million for 2009.
•	Lowering 2009 capital spending guidance to approximately $75 million compared to previous guidance of $80 million.
CONFERENCE CALL INFORMATION
A conference call to discuss the company’s first quarter results will be held this morning at 8:00 a.m. (Central). To listen, please call the conference call line at 612-332-0802 at least 10 minutes prior to the scheduled start time and use reservation number 994559. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
A replay will be available from 10:30 a.m. (Central) on April 22 through April 29 by dialing 800-475-6701 (US) or 320-365-3844 (International) and using access code 994559. This call will also be archived on the company’s web site.
Through its subsidiaries, Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

The statements in this news release that are not historical statements, including statements regarding expected financial results for 2009, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are beyond LII’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, the impact of unfavorable weather, and a decline in new construction activity in the demand for products and services that could cause actual results to differ materially from such statements. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Quarters Ended March 31, 2009 and 2008
(Unaudited, in millions, except per share data)

	For the
	Quarters Ended
	March 31,
	2009	2008

NET SALES	$585.4	$764.5
COST OF GOODS SOLD	446.7	570.8

Gross profit	138.7	193.7
OPERATING EXPENSES:
Selling, general and administrative expenses	156.8	184.0
Gains and other expenses, net	(0.8)	(3.4)
Restructuring charges	11.2	2.8
Income from equity method investments	(1.3)	(3.1)

Operational (loss) income from continuing operations	(27.2)	13.4
INTEREST EXPENSE, net	1.7	2.7

(Loss) income from continuing operations before income taxes	(28.9)	10.7
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(10.7)	4.0

(Loss) income from continuing operations	(18.2)	6.7
DISCONTINUED OPERATIONS:
(Income) loss from discontinued operations	(0.2)	0.7
Income tax provision (benefit)	0.1	(0.3)

(Income) loss from discontinued operations	(0.1)	0.4

Net (loss) income	$(18.1)	$6.3

(LOSS) EARNINGS PER SHARE — BASIC:
(Loss) income from continuing operations	$(0.33)	$0.11
Income (loss) from discontinued operations	—	(0.01)

Net (loss) income	$(0.33)	$0.10

(LOSS) EARNINGS PER SHARE — DILUTED:
(Loss) income from continuing operations	$(0.33)	$0.11
Income (loss) from discontinued operations	—	(0.01)

Net (loss) income	$(0.33)	$0.10

AVERAGE SHARES OUTSTANDING:
Basic	55.2	60.3
Diluted	55.2	62.7

CASH DIVIDENDS DECLARED PER SHARE	$0.14	$0.14

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT NET SALES AND (LOSS) PROFIT
For the Quarters Ended March 31, 2009 and 2008
(Unaudited, in millions)

	For the
	Quarters Ended
	March 31,
	2009	2008
Net Sales
Residential Heating & Cooling	$246.3	$329.2
Commercial Heating & Cooling	131.5	165.2
Service Experts	109.2	137.5
Refrigeration	113.7	154.8
Eliminations (A)	(15.3)	(22.2)

	$585.4	$764.5

Segment (Loss) Profit (B)
Residential Heating & Cooling	$(4.8)	$13.2
Commercial Heating & Cooling	2.0	6.2
Service Experts	(7.9)	(6.9)
Refrigeration	6.5	14.8
Corporate and other	(13.9)	(12.2)
Eliminations (A)	(0.4)	(1.7)

Subtotal that includes segment (loss) profit and eliminations	(18.5)	13.4
Reconciliation to (loss) income from continuing operations before income taxes:
Gains and other expenses, net of gain on sale of fixed assets	(0.8)	(3.3)
Restructuring charges	11.2	2.8
Interest expense, net	1.7	2.7

Less: Realized (losses) gains on settled futures contracts	(1.9)	0.4
Less: Foreign currency exchange gains	0.2	0.1

	$(28.9)	$10.7

(A)	Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.

(B)	The Company defines segment profit and loss as a segment’s income or loss from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations:
Excluding:
•	Gains and/or losses and other expenses, net except for gains and/or losses on the sale of fixed assets.

•	Restructuring charges.

•	Goodwill and equity method investment impairments.

•	Interest expense, net.

•	Other expense, net.
Less amounts included in Gains and Other Expenses, net:
•	Realized gains and/or losses on settled futures contracts.

•	Foreign currency exchange gains and/or losses.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of March 31, 2009 and December 31, 2008
(In millions, except share and per share data)

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$101.9	$122.1
Short-term investments	32.3	33.4
Accounts and notes receivable, net	334.5	369.6
Inventories, net	321.1	298.3
Deferred income taxes	18.5	24.2
Other assets	80.4	87.4

Total current assets	888.7	935.0
PROPERTY, PLANT AND EQUIPMENT, net	324.3	329.5
GOODWILL, net	229.4	232.3
DEFERRED INCOME TAXES	105.0	113.5
OTHER ASSETS	51.2	49.2

TOTAL ASSETS	$1,598.6	$1,659.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$8.3	$6.1
Current maturities of long-term debt	0.4	0.6
Accounts payable	258.2	234.5
Accrued expenses	291.9	331.1
Income taxes payable	—	3.7

Total current liabilities	558.8	576.0
LONG-TERM DEBT	396.4	413.7
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	12.3	12.5
PENSIONS	110.8	107.7
OTHER LIABILITIES	88.3	91.0

Total liabilities	1,166.6	1,200.9

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 84,856,990 shares and 84,215,904 shares issued for 2009 and 2008, respectively	0.8	0.8
Additional paid-in capital	808.0	805.6
Retained earnings	512.9	538.8
Accumulated other comprehensive loss	(99.3)	(98.8)
Treasury stock, at cost, 29,210,131 shares and 29,109,058 shares for 2009 and 2008, respectively	(790.4)	(787.8)

Total stockholders’ equity	432.0	458.6

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,598.6	$1,659.5

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Reconciliation of Loss From Continuing Operations to Adjusted Loss From Continuing Operations

	For the Quarter Ended March 31, 2009
		Net Change in
		Unrealized
		Gains on
	As	Open Futures	Restructuring	As
	Reported	Contracts	Charges	Adjusted
NET SALES	$585.4	$—	$—	$585.4
COST OF GOODS SOLD	446.7	—	—	446.7

Gross profit	138.7	—	—	138.7
OPERATING EXPENSES:
Selling, general and administrative expenses	156.8	—	—	156.8
(Gains) losses and other expenses, net[1]	(0.8)	2.7	—	1.9
Restructuring charges	11.2	—	(11.2)	—
Income from equity method investments	(1.3)	—	—	(1.3)

Operational (loss) income from continuing operations	(27.2)	(2.7)	11.2	(18.7)
INTEREST EXPENSE, net	1.7	—	—	1.7

(Loss) income from continuing operations before income taxes	(28.9)	(2.7)	11.2	(20.4)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(10.7)	(1.0)	3.7	(8.0)

(Loss) income from continuing operations	$(18.2)	$(1.7)	$7.5	$(12.4)

(LOSS) EARNINGS PER SHARE FROM CONTINUING OPERATIONS — DILUTED	$(0.33)	$(0.04)	$0.14	$(0.23)

Note: Management uses adjusted (loss) income from continuing operations, which is not defined by U.S. GAAP, to measure the Company’s operating performance and to analyze period-over-period changes in operating income with and without the effects of certain (gains) losses and other expenses, net and restructuring charges. Management believes that excluding these effects is helpful in assessing the overall performance of the Company.

[1]	(Gains) losses and other expenses, net include the following:

	For the Quarter Ended March 31, 2009
	Pre-tax	Tax (Benefit)	After-tax Loss
	Loss (Gain)	Provision	(Gain)
Realized losses on settled futures contracts	$1.9	$(0.7)	$1.2
Net change in unrealized gains on open futures contracts	(2.7)	1.0	(1.7)
Foreign currency exchange gain	(0.2)	0.1	(0.1)
Discount fee on accounts sold	0.2	(0.1)	0.1

(Gains) losses and other expenses, net	$(0.8)	$0.3	$(0.5)

	For the Quarter Ended March 31, 2008
		Net Change in
		Unrealized
		Gains on
	As	Open Futures	Restructuring	As
	Reported	Contracts	Charges	Adjusted
NET SALES	$764.5	$—	$—	$764.5
COST OF GOODS SOLD	570.8	—	—	570.8

Gross profit	193.7	—	—	193.7
OPERATING EXPENSES:
Selling, general and administrative expenses	184.0	—	—	184.0
(Gains) losses and other expenses, net[2]	(3.4)	2.8	—	(0.6)
Restructuring charges	2.8	—	(2.8)	—
Income from equity method investments	(3.1)	—	—	(3.1)

Operational income (loss) from continuing operations	13.4	(2.8)	2.8	13.4
INTEREST EXPENSE, net	2.7	—	—	2.7

Income (loss) from continuing operations before income taxes	10.7	(2.8)	2.8	10.7
PROVISION FOR (BENEFIT FROM) INCOME TAXES	4.0	(1.0)	1.0	4.0

Income (loss) from continuing operations	$6.7	$(1.8)	$1.8	$6.7

EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS — DILUTED	$0.11	$(0.03)	$0.03	$0.11

[2]	(Gains) losses and other expenses, net include the following:

	For the Quarter Ended March 31, 2008
	Pre-tax	Tax	After-tax
	Gain	Provision	Gain
Realized gains on settled futures contracts	$(0.4)	$0.2	$(0.2)
Net change in unrealized gains on open futures contracts	(2.8)	1.0	(1.8)
Gain on disposal of fixed assets, net	(0.1)	—	(0.1)
Foreign currency exchange gain	(0.1)	—	(0.1)

(Gains) losses and other expenses, net	$(3.4)	$1.2	$(2.2)

Reconciliation of Estimated Adjusted to GAAP Income per Share from Continuing Operations — Diluted

For the Year
Ended
December 31, 2009
ESTIMATED
Adjusted income per share from continuing operations — diluted	$1.65 – $2.05
Restructuring charges	(0.33)
Net change in unrealized gains on open futures contracts	0.06

GAAP income per share from continuing operations — diluted	$1.38 – $1.78

Free Cash Flow

	For the Quarter	For the Quarter
	Ended	Ended
	March 31, 2009	March 31, 2008
Net cash provided by (used in) operating activities	$16.3	$(32.6)
Purchase of property, plant and equipment	(9.9)	(9.8)

Free cash flow	$6.4	$(42.4)

Operational Working Capital

		March 31,		March 31,
		2009		2008
	March 31,	Trailing	March 31,	Trailing
	2009	12 Mo. Avg.	2008	12 Mo. Avg.
Accounts and Notes Receivable, Net	$334.5		$490.4
Asset Securitization	30.0		—
Allowance for Doubtful Accounts	19.3		19.1

Accounts and Notes Receivable, Gross	383.8	$497.6	509.5	$578.9

Inventories	321.1		379.1
Excess of Current Cost Over Last-in, First-out	75.1		73.0

Inventories as Adjusted	396.2	419.7	452.1	442.4

Accounts Payable	(258.2)	(308.3)	(329.9)	(336.7)

Operating Working Capital (a)	521.8	609.0	631.7	684.6

Net Sales, Trailing Twelve Months (b)	3,302.3	3,302.3	3,711.4	3,711.4

Operational Working Capital Ratio (a/b)	15.8%	18.4%	17.0%	18.4%

Note: Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees.

Debt to Earnings Before Interest, Taxes, Depreciation and Amortization Expense (“EBITDA”) Ratio

Trailing Twelve
Months to
March 31, 2009
Earnings before interest and taxes (“EBIT”) (a)	$233.0
Depreciation and amortization expense (“DA”) (b)	50.7

EBITDA (EBIT excluding DA) (a + b)	$283.7

Total debt at March 31, 2009 (c)	$405.1

Total debt to EBITDA ratio ((c / (a + b))	1.4

Reconciliation of EBIT to income from continuing operations before income taxes:
EBIT per above (non-GAAP)	$233.0
Losses and other expenses, net of gain on sale of fixed assets	5.5
Impairment of equity method investment	9.1
Restructuring charges	38.8
Other expense, net	0.1
Interest expense, net	12.7

Subtotal	166.8
Less: Realized losses on settled futures contracts	(3.2)
Less: Foreign currency exchange gains	3.3

Income from continuing operations before income taxes (GAAP)	$166.7